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                                                                     EXHIBIT 4.2


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                                BE INCORPORATED

               WARRANT TO PURCHASE UP TO ____________ SHARES OF
                                 COMMON STOCK


                          (VOID AFTER MARCH 31, 2001)


     This certifies that __________________________, or his assigns, for value received, is entitled to purchase from Be Incorporated, a California corporation (the "Company"), up to _______________ shares of fully paid and nonassessable Common Stock of the Company (the "Common Stock") at a price of one dollar ($1.00) per share (the "Warrant Price"), upon surrender to the Company at its principal offices of this Warrant properly endorsed with the form of Subscription Notice attached hereto completed and duly signed and upon payment in cash or by check of the Warrant Price for the number of shares for which this Warrant is exercised, which shall not exceed the number of shares that have then become exercisable hereunder.

     This Warrant shall expire at 5:00 p.m. (California time) on March 31, 2001 with respect to all shares other than those that have been exercised prior to that time.

     This Warrant is subject to the following terms and conditions:

     1. The purchase rights represented by this Warrant are exercisable at the option of the holder of record hereof, either as an entirety, or for any part of the number of shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder.

     2. The Company agrees at all times to reserve a sufficient number of shares of authorized but unissued Common Stock, when and as required for the purpose of complying with the terms of this Warrant.

     3. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company; and no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.
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     4.   This Warrant is transferable on the books of the Company at its principal office by the above named holder of record in person or by duly authorized attorney, upon surrender to this Company properly endorsed. If there is no such transfer, the Company may treat the original holder of record of this Warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

     5. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Warrant Price shall be correspondingly adjusted by the Board of Directors of the Company. The adjustment shall be such as will give the holder of the Warrant upon exercise, with respect to all shares of Common Stock that have not been exercised at that time, for the same aggregate Warrant Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

     6.   No fractional share shall be issued upon exercise of this Warrant.

     7. In the event of any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, entity, or person, or any voluntary or involuntary dissolution, liquidation, or winding up of the Company, the Company shall mail to the holder of this Warrant at least thirty (30) days prior to the record date specified therein, a notice specifying (i) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up is expected to become effective, (ii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up, and (iii) the terms of the merger.

     8. The Company will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon exercise of this Warrant, including, without limitation, any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which this Warrant was so registered.

     9. This Warrant has not been registered under the Act. Neither this Warrant nor any interest herein may be sold, offered for sale, pledged, hypothecated or otherwise transferred without an effective registration statement for the Warrant under such Act, an opinion of counsel satisfactory to the Company that registration is not required or an applicable exemption from such Act. Each certificate representing any shares of Common Stock issued upon the exercise of this Warrant shall bear the following legend (in addition to any legend required under applicable state securities laws):

     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY

                                       2
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     NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE
     REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL
     SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT
     REQUIRED."

     10. This Warrant is issued in and shall be governed by the laws of the State of California, as applied to contracts entered into in California between California residents and to be performed entirely within California.

     11. This Warrant is the only warrant issued by the Company to the holder and supersedes and cancels all prior warrants issued by the Company to the holder, whether or not such prior warrants have become exercisable or have been transferred without notice to the Company.

     IN WITNESS WHEREOF the Company has caused this Warrant to be duly executed by its officers thereunto duly authorized this ____ day of ___________, 19__.



                                             BE INCORPORATED


                                             ____________________________

ATTEST:


______________________________

                                       3
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                              SUBSCRIPTION NOTICE

                 (TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)


To_______________________:

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, __________ ____________ (__________ ) shares of Common
Stock of Be Incorporated and herewith makes payment of ( $ ) therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, ____________________________ whose address is
_____________________________________________________________.
_______________________________________________________________________________

     The undersigned represents that it is acquiring such Common Stock for its own account for investment and not with a view to or for sale in connection with any distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within its control.)

DATED:___________________


                                     __________________________________________



                                     (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                                     __________________________________________
                                     __________________________________________
                                     (Address)

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